Exhibit 4.5

AMENDMENT NO. 1

TO

SHAREHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO THE SHAREHOLDERS AGREEMENT (this “Agreement”) is made and entered into as of February 10th, 2020 by and among:

1.	Yalla Group Limited (FYXTECH CORPORATION), an exempted company with limited liability organized and existing under the laws of the Cayman Islands (the “Company”);

2.	FYXTECH Group Limited, an exempted company organized and existing under the laws of the British Virgin Islands (the “BVI Subsidiary”);

3.	FYXTECH HK Limited, a company organized and existing under the laws of Hong Kong (the “HK Company”);

4.	Hangzhou Yalla Interactive Technology Co., Ltd. (杭州雅乐互动科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “WFOE”);

5.	Beijing Yalla Technology Co., Ltd. (北京雅拉科技有限公司), a limited liability company organized and existing under the laws of the PRC (the “Domestic Company”);

6.

Each of the individuals and their respective solely owned companies as set forth in Schedule A attached hereto (each such individual, a “Founder”, and collectively, the “Founders”; each such entity, a “Founder Holdco”, and collectively, the “Founder Holdcos”);

7.	The entity as set forth in Part I of Schedule B attached hereto (the “Series Angel Investor”); and

8.	The entities as set forth in Part II of Schedule B attached hereto (the “Series A Investors”).

The WFOE, the Domestic Company and all their direct or indirect subsidiaries incorporated in PRC are referred to collectively herein as the “PRC Companies”, and each a “PRC Company”. The Company, the HK Company and the PRC Companies are referred to collectively herein as the “Group Companies”, and each a “Group Company”. The Series Angel Investor and the Series A Investors are referred to collectively herein as the “Investors”, and each, an “Investor”.

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RECITALS

A. The Group Companies, the Founders, the Founder HoldCos and the Investors entered into the Shareholders Agreement, dated as of May 23, 2018 (the “Shareholders Agreement”), in relation to the management of the Company and the relationship between the shareholders of the Company and other related parties.

B. After negotiation among all the parties to this Agreement, the parties desire to enter into this Agreement on the terms and conditions set forth herein, which shall amend the Shareholders Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Section 1.4 of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

“Termination of Rights. The provisions under Sections 1.2 and 1.3 under this Agreement shall terminate upon a Qualified Initial Public Offering.”

2.	Section 2.4(b) of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

“Underwriting. If a registration statement under which the Company gives notice under this Section 2.4 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder’s Registrable Securities to be included in a registration pursuant to this Section 2.4 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Agreement but subject to Section 2.13, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of shares of Registrable Securities then held by each such Holder, and third, to holders of other securities of the Company; provided, however, that the right of the underwriter(s) to exclude shares (including Registrable Securities) from the registration and underwriting as described above shall be restricted so that all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company (or any subsidiary of the Company) shall first be excluded from such registration and underwriting before any Registrable Securities are so excluded. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration.”

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3.	Section 2.5(b)(ii) of the Shareholders Agreement is hereby deleted in its entirety and replaced with the following:

“if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$5,000,000;”

4.	Section 4.4 of the Shareholders Agreement is hereby amended by inserting the following at the end of the section:

“The parties hereto acknowledge that any transfer by iFeng Group Limited and Allies Partners Limited of up to 6,380,000 and 4,510,000 Ordinary Shares of the Company, respectively, which iFeng Group Limited and Allies Partners Limited hold as agents for and on behalf of certain third parties (the “Beneficial Owners”), to such Beneficial Owners shall be permitted under this Agreement and such transfers shall not be subject to any rights, prohibitions or restrictions provided in this Section 4, and such transfers shall not be counted toward the limitation set forth in the immediately preceding sentence.”

5.

From and after the date hereof, (i) all references in the Shareholder Agreement to “this Agreement,” “hereof,” “hereunder” or words of like import referring to the Shareholder Agreement shall mean the Shareholder Agreement as amended by this Agreement, (ii) all references in the other documents of the Company (including without limitation the memorandum and articles of association of the Company) to the Shareholder Agreement shall mean the Shareholder Agreement, as amended by this Agreement.

6.

The parties hereto hereby ratify and confirm the Shareholder Agreement as modified hereby. Except as modified and amended by this Agreement, the Shareholder Agreement and the respective rights and obligations of the parties thereunder shall be and remain unmodified and in full force and effect.

7.

This Agreement shall be governed by and construed exclusively in accordance with the internal laws of the Hong Kong Special Administrative Zone of the People’s Republic of China (“Hong Kong”), without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of Hong Kong to the rights and duties of the parties hereunder.

8.

If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use reasonable efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the parties’ intent in entering into this Agreement.

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9.

This Agreement may be executed (including facsimile signature or emailed signature) in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.

(a) Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (the “HKIAC”) for arbitration in Hong Kong. The arbitration shall be conducted in accordance with the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted (the “Arbitration Rules”). If the Arbitration Rules are in conflict with the provisions of this Section 9.13, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.13 shall prevail.

(b) There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one (1) arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the chairman of the HKIAC.

(c) The arbitration proceedings shall be conducted in English. The seat of arbitration shall be Hong Kong.

(d) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(e) Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

11.	All capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Shareholders Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE COMPANY:

FYXTECH CORPORATION

By:	/s/ YANG Tao
Name: YANG Tao (杨涛)
Title: Director

THE BVI SUBSIDIARY:

FYXTECH Group Limited

By:	/s/ YANG Tao
Name: YANG Tao (杨涛)
Title: Director

THE HK Company:

FYXTECH HK Limited

By:	/s/ YANG Tao
Name: YANG Tao (杨涛)
Title: Director

[Signature Page to Amendment No. 1 to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

WOFE:

Hangzhou Yalla Interactive Technology Co., Ltd. (杭州雅乐互动科技有限公司)

By:	/s/ Xu Jianfeng
Name: Xu Jianfeng
Title:

THE Domestic Company:

Beijing Yalla Technology Co., Ltd.
(北京雅拉科技有限公司)

By:	/s/ Feng Xuecai
Name: Feng Xuecai (冯学才)
Title: Legal Representative

[Signature Page to Amendment No. 1 to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE FOUNDER HOLDCOS:

iFeng Limited

By:	/s/ Feng Xuecai
Name: Feng Xuecai (冯学才)
Title: Director

YooYoo Limited

By:	/s/ YANG Tao
Name: YANG Tao (杨涛)
Title: Director

WindBell Limited

By:	/s/ Xu Jianfeng
Name: Xu Jianfeng (许剑峰)
Title: Director

THE FOUNDERS:

/s/ Yang Tao
Name: Yang Tao (杨涛)

/s/ Feng Xuecai
Name: Feng Xuecai (冯学才)

/s/ Xu Jianfeng
Name: Xu Jianfeng (许剑峰)

[Signature Page to Amendment No. 1 to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

Allies Partners Limited

By:	/s/ Liu Lei
Name:	Liu Lei
Title:

[Signature Page to Amendment No. 1 to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS:

JOLLY UNIQUE LIMITED

By:	/s/ Gabriel LI
Name: Gabriel LI
Title: Director

[Signature Page to Amendment No. 1 to Shareholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THE INVESTORS: SIG Global China Fund I, LLLP BY: SIG ASIA INVESTMENT, LLLP, ITS AUTHORIZED AGENT BY: HEIGHTS CAPITAL MANAGEMENT, INC., ITS AUTHORIZED AGENT

By:	/s/ Michael Spolan
Name: Michael Spolan
Title: General Counsel

[Signature Page to Amendment No. 1 to Shareholders Agreement]

SCHEDULE A

Founders and Founder Holdcos

Founders	Founder Holdcos
Yang Tao (杨涛)	YooYoo Limited
Feng Xuecai (冯学才)	iFeng Limited
Xu Jianfeng (许剑峰)	WindBell Limited

SCHEDULE B

Part I

Name of Series Angel Investor

Allies Partners Limited

Part II

Name of Series A Investors

JOLLY UNIQUE LIMITED

SIG Global China Fund I, LLLP